Exhibit 10.78	Page 1 of 10

Exhibit 10.78

PAC-WEST TELECOMM, INC. 1999 STOCK INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT AWARD

Grantee’s Name and Address: Henry Carabelli
3361 Willowbrook Circle
Stockton, CA 95219

You (the “Grantee”) have been granted a performance unit award (the “Award”), subject to the terms and conditions of this Notice of Performance Unit Award (the “Notice”), the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Performance Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number 99-1220

Date of Award December 29, 2003

Total Number of Performance
Units Awarded (the “Units”) 400,000

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units shall vest in accordance with the following schedule:

200,000 Units shall vest on June 30, 2007.

200,000 Units shall vest on June 30, 2008. Notwithstanding the foregoing, in the event the “Monthly Average Fair Market Value” (as defined below) of the Company’s Common Stock is greater than or equal to $3.00 per Share for a period of six consecutive calendar months commencing on or after January 1, 2004, the 200,000 Units scheduled to vest on June 30, 2008 shall vest on the last day of such six consecutive calendar month period, regardless of whether such date is a date on which Shares are traded. If the Monthly Average Fair Market Value of the Company’s Common Stock is less than $3.00 per Share for any single calendar month before attaining a period of six consecutive calendar months where the Monthly Average Fair Market Value of the Company’s Common Stock is greater than or equal to $3.00 per Share, then the measurement of a new six-month period shall start with the next calendar month.

“Monthly Average Fair Market Value” is defined as the sum of the Fair Market Value of the Company’s Common Stock for each trading day during a calendar month divided by the total number of trading days in such calendar month.

“Fair Market Value” is defined, as of any date, the value of Company’s Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of

Exhibit 10.78	Page 2 of 10

The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

For example, assume the Monthly Average Fair Market Value is greater than or equal to $3.00 per Share for January and February of 2004 but for March 2004 the Monthly Average Fair Market Value falls below $3.00 per Share. The measurement period which began on January 1, 2004 would stop on March 31, 2004 and the performance measure would not be satisfied. Assume the Monthly Average Fair Market Value is again greater than or equal to $3.00 per Share for April 2004. If the Monthly Average Fair Market Value is greater than or equal to $3.00 per Share for six consecutive calendar months beginning with April 2004 and ending with September 2004, the 200,000 Units scheduled to vest on June 30, 2008 would instead vest on September 30, 2004.

In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Units shall continue only to the extent determined by the Administrator.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit. In the event of a Corporate Transaction, all Units subject to the Award shall automatically become fully vested, immediately prior to the specified effective date of such Corporate Transaction.

Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason, including death or Disability. In the event the Grantee’s Continuous Service is terminated for any reason, including death or Disability, any unvested Units held by the Grantee immediately following such termination of Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Pac-West Telecomm, Inc.,
a California corporation

By: /s/ Samuel A. Plum

Exhibit 10.78	Page 3 of 10

Title: Chairman of the Compensation
Committee

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 9 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

The Grantee acknowledges that, to the extent the vesting of any Units occurs during a “blackout period” of the Company wherein certain Employees are precluded from selling Shares, the receipt of the corresponding Shares issuable pursuant to this Notice and the Agreement may be automatically deferred in accordance with Section 4(a) of the Agreement. The Grantee further acknowledges that the Grantee may voluntarily elect to defer the receipt of Shares issuable pursuant to this Notice and Agreement in accordance with Section 4(b) of the Agreement.

Dated: January 14, 2004              Signed: /s/ Henry R. Carabelli

Award Number: 99-1220

PAC-WEST TELECOMM, INC. 1999 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

1.	Issuance of Units. Pac-West Telecomm, Inc., a California corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Unit Award (the “Notice”), the Total Number of Performance Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 1999 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.	Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may

Exhibit 10.78	Page 4 of 10

designate a member of the Grantee’s Immediate Family as a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3.	Conversion of Units and Issuance of Shares. Subject to any deferral under Section 4 of this Agreement, upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

4.	Deferral of Receipt of Shares.

a.	Automatic Deferral Due to Blackout Period. Subject to Section 6 of this Agreement, to the extent the vesting of any Units occurs during a “blackout period” of the Company wherein certain Employees are precluded from selling Shares, the receipt of the corresponding Shares issuable pursuant to this Agreement shall be deferred, provided, however, that the receipt of such Shares shall not be deferred if such Shares are specifically covered by a Rule 10b5-1 trading plan of the Grantee which causes such Shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any Shares is deferred due to the existence of a regularly scheduled blackout period, such Shares shall be issued to the Grantee on the first day following the termination of such regularly scheduled blackout period. In the event the receipt of any Shares is deferred due to the existence of a special blackout period, such Shares shall be issued to the Grantee on the first day following the termination of such special blackout period as determined by the Board. Notwithstanding the foregoing, deferred Shares shall be issued promptly to the Grantee prior to the termination of the blackout period in the event the Grantee ceases to be subject to the blackout period. The Grantee hereby represents that he or she understands the effect of any such deferral under relevant federal, state and local tax laws.

b.	Voluntary Deferral by the Grantee. Subject to Section 6 of this Agreement, the Grantee may elect to defer the receipt of any Shares issuable pursuant to this Agreement by submitting to the Company an election to defer such receipt. In the event the Grantee intends to defer the receipt of any Shares, the Grantee shall submit to the Administrator a proposed deferral election form at least two weeks in advance of the date of the proposed election to defer. The Administrator shall determine whether the proposed election to defer will be effective for tax purposes and under Applicable Law. In the event the Administrator determines that the proposed election to defer will be effective for tax purposes and under Applicable Law, the proposed election will become effective upon the Administrator’s acceptance of the election with such changes to the election as the Administrator deems necessary or appropriate.

5.	Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

6.	Taxes.

a.	Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in

Exhibit 10.78	Page 5 of 10

connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. As a condition and term of this Award, no election under Section 83(b) of the Code may be made by the Grantee or any other person with respect to all or any portion of the Award.

b.	Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. In addition, the Grantee must arrange for the satisfaction of the minimum amount of any applicable Tax Withholding Obligations that arise in connection with the Award regardless of any deferral pursuant to Section 4 of this Agreement.

i.	By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

ii.	By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator. In addition, in the event of a deferral pursuant to Section 4 of this Agreement, the Grantee must arrange for the satisfaction of the minimum amount of any applicable Tax Withholding Obligations in accordance with this Section 6(b)(ii).

c.	Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares

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issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

7.	Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties; provided, however, that the arbitration provisions of Section 9 of this Agreement shall be governed by the Federal Arbitration Act. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8.	Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

9.	Dispute Resolution. The provisions of this Section 9 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that, to the fullest extent permitted by law, any claim, controversy or dispute arising out of or relating to the Notice, the Plan or this Agreement shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“the AAA Rules”). A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based, unless waived by mutual agreement of the parties. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claim were brought in a court of law. Any party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, no party shall initiate or prosecute any lawsuit of a claim in any way related to any arbitrable claim. THE PARTIES UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL. All arbitration hearings under this Agreement shall be conducted in Stockton, California, unless otherwise agreed by the parties. The parties’ obligations under this Agreement shall survive the termination of the Grantee’s Continuous Service and the expiration of this Agreement.

10.	Notices. Any notice required or permitted hereunder shall be given in writing and shall be

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deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11.	Adjustment upon Changes in Capitalization. The number of Units subject to this Agreement shall be proportionately adjusted for certain changes in the capitalization of the Company in accordance with Section 11(a) of the Plan.

12.	Registration of Shares Issued upon the Conversion of Units. The Company shall use commercially reasonable efforts to ensure that the shares of Common Stock issuable upon the conversion of Units subject to this Agreement have been registered pursuant to an effective Registration Statement on Form S-8.

END OF AGREEMENT

EXHIBIT A

PAC-WEST TELECOMM, INC.

Performance Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued performance units (the “Units”) under any existing or subsequently adopted stock incentive plan of Pac-West Telecomm, Inc. or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such stock plan, and in lieu of disposing of my interest, if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

     Primary Beneficiary(ies) (Select only one of the three alternatives)

(a) Individuals and/or Charities	% Share

Name ____________________________________________________________	_____________

Address

Name ____________________________________________________________	_____________

Address

Name ____________________________________________________________	_____________

Address

Name ____________________________________________________________	_____________

Address

(b) Residuary Testamentary Trust

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In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

     (c) Living Trust

________________________________________________________________ (or any successor), as Trustee of the
(print name of present trustee)

________________________________________________________________ Trust, dated ________________________
(print name of trust) (fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

(a) Individuals and/or Charities	% Share

Name ____________________________________________________________	_____________

Address

Name ____________________________________________________________	_____________

Address

Name ____________________________________________________________	_____________

Address

Name ____________________________________________________________	_____________

Address

(b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

     (c) Living Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

________________________________________________________________ (or any successor), as Trustee of the
(print name of present trustee)

________________________________________________________________ Trust, dated ________________________
(print name of trust) (fill in date trust was established)

Exhibit 10.78	Page 9 of 10

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective regardless of whether I have deferred receipt of any or all of the Units. This Beneficiary Designation is effective until I file another such designation with Pac-West Telecomm, Inc. Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

Grantee Grantee’s Spouse	Pac-West Telecomm, Inc.

(Signature)	By:

Its:

Date:	Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

__________________________________________________________
(Signature of Spouse)

Date: __________________________

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

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I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

__________________________________________________________
(Signature of Spouse)

Date: __________________________